Telenav Reports First Quarter Fiscal Year 2015 Financial Results

Sunnyvale, Calif. - October 30, 2014 -Telenav®, Inc. (NASDAQ:TNAV), a leader in location-based services, today announced its financial results for the first quarter that ended September 30, 2014.
“We are excited to have delivered sequential revenue growth in the first quarter after five quarters of revenue decline, reflecting the successful execution of our strategy to transition from premium mobile navigation into the high growth businesses of connected cars and location-based mobile advertising,” said HP Jin, chairman and CEO of Telenav. “Our results were driven primarily by strength in our automotive business, which accounted for 56 percent of total revenue. While we saw year-over-year quarterly growth of 91 percent in our mobile advertising business, our sequential growth was modest, and it is a priority for us to drive more rapid growth.”

Financial Highlights

•	Revenue for the first quarter of fiscal year 2015 was $35.0 million, compared with $34.4 million in the fourth quarter of fiscal year 2014 and $44.3 million in the first quarter of fiscal year 2014.

•
Automotive revenue was $19.5 million, or 56 percent of total revenue, for the first quarter of fiscal year 2015, compared with $18.0 million, or 52 percent of total revenue, in the fourth quarter of fiscal year 2014 and $19.9 million, or 45 percent of total revenue in the first quarter of fiscal year 2014.

•
Mobile advertising revenue was $4.0 million, or 11 percent of total revenue, for the first quarter of fiscal year 2015, compared with $3.8 million, or 11 percent of total revenue, for the fourth quarter of fiscal year 2014, and $2.1 million, or five percent of total revenue for the first of quarter of fiscal year 2014.

•
GAAP net loss for the first quarter of fiscal year 2015 was ($7.9) million, or ($0.20) per diluted share, compared with a GAAP net loss of ($18.0) million, or ($0.46) per diluted share, in the fourth quarter of fiscal year 2014 and a GAAP net income of $9,000, or breakeven per diluted share, for the first quarter of fiscal year 2014.

•
Adjusted EBITDA for the first quarter of fiscal year 2015 was ($5.5) million loss adjusted for the impact of stock-based compensation expense, depreciation, amortization, interest income, other income (expense), benefit for income taxes, and other items such as legal settlements and restructuring costs, compared with ($7.4) million in the fourth quarter of fiscal year 2014 and $4.5 million in the first quarter of fiscal year 2014.

•
Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $131.6 million, and Telenav had no debt as of September 30, 2014. This represented cash, cash equivalents and short-term investments of $3.30 per share, based on 39.9 million shares of outstanding common stock as of September 30, 2014.

Recent Business Highlights

•	In September 2014, Telenav launched on two models manufactured in Europe with Ford, which included the Ford Focus and Ford Mondeo.

•	In October 2014, Telenav appointed Loren Hillberg as president and general manager of Thinknear. During the last two years, Hillberg has worked closely with Thinknear as a strategic advisor.

•
In September 2014, Thinknear by Telenav announced the results of its second Location Score™ Index, an industry-leading initiative to measure the accuracy of location data used in mobile advertising campaigns. The industry Location Score Index increased by 12 percent in the September quarter.

•
In September 2014, Telenav announced that its board of directors authorized the company to repurchase up to $10 million, in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. Telenav completed its prior stock repurchase plan for $10 million in the third quarter of fiscal 2014.

Business Outlook
For the quarter ending December 31, 2014, Telenav offers the following guidance, which is predicated on management’s judgments.

•	Total revenue is expected to be $37 to $39 million;

•	Automotive revenue is expected to be 60 to 62 percent of total revenue;

•	Mobile advertising revenue is expected to be 11 to 12 percent of total revenue;

•	GAAP gross margin is expected to be 51 to 52 percent;

•
Non-GAAP gross margin is expected to be 53 to 54 percent, and represents GAAP gross margin adjusted for the add back of the amortization of capitalized software and developed technology of approximately $1 million;

•	GAAP operating expenses are expected to be $31 to $32 million;

•	Non-GAAP operating expenses are expected to be $28 to $29 million, and represents GAAP operating expenses adjusted for the impact of approximately $3.3 million of stock-based compensation expense;

•	GAAP net loss is expected to be ($8) to ($9) million;

•	GAAP diluted net loss per share is expected to be ($0.20) to ($0.23);

•
Non-GAAP net loss is expected to be ($5.5) to ($6.5) million, and represents GAAP net loss adjusted for the add back of the tax-effected impact of approximately $3.3 million of stock-based compensation expense, and approximately $1 million of capitalized software and developed technology amortization expenses;

•
Non-GAAP diluted net loss per share is expected to be ($0.14) to ($0.16) and represents GAAP net loss per share adjusted for the add back of the tax effected impact of approximately $3.3 million of stock-based compensation expense, and approximately $1 million of capitalized software and developed technology expenses;

•
Adjusted EBITDA is expected to be ($7) to ($8) million, and represents GAAP net loss adjusted for the impact of approximately $3.3 million of stock-based compensation expense, and approximately $1.5 million of depreciation and amortization expenses, interest income, other income (expense), and benefit from income taxes; and

•	Weighted average diluted shares outstanding are expected to be approximately 40 million.

For the fiscal year ending June 30, 2015, Telenav offers the following guidance, which is predicated on management’s judgments.

•	Total revenue is expected to be $160 to $165 million;

•	Automotive revenue is expected to be 60 to 62 percent of total revenue;

•	Mobile advertising revenue is expected to be 12 to 14 percent of total revenue;

•	GAAP gross margin is expected to be 50 to 51 percent;

•
Non-GAAP gross margin is expected to be 52 to 53 percent, and represents GAAP gross margin adjusted for the add back of the amortization of capitalized software and developed technology of approximately $3.5 million;

•	GAAP operating expenses are expected to be $125 to $130 million;

•	Non-GAAP operating expenses are expected to be $112 to $115 million, and represents GAAP operating expenses adjusted for the impact of approximately $13 million of stock-based compensation expense;

•	GAAP net loss is expected to be ($35) to ($40) million;

•	GAAP diluted net loss per share is expected to be ($0.88) to ($1.00);

•
Non-GAAP net loss is expected to be ($22) to ($27) million, and represents GAAP net loss adjusted for the add back of the tax effected impact of approximately $13 million of stock-based compensation expense, and approximately $3.5 million of capitalized software and developed technology amortization expenses;

•	Non-GAAP diluted net loss per share is expected to be ($0.55) to ($0.68), and represents GAAP net loss adjusted for the add back of the tax effected impact of approximately $13 million of stock-based compensation expense, and approximately $3.5 million of capitalized software and developed technology amortization expenses;

•
Adjusted EBITDA is expected to be ($25) to ($30) million, and represents GAAP net loss adjusted for the impact of approximately $13 million in stock-based compensation expense and approximately $6 million of depreciation and amortization expenses, interest income, other income (expense), benefit for income taxes, and other items such as legal settlements and restructuring costs; and

•	Weighted average diluted shares outstanding are expected to be approximately 40 million.

The above information concerning guidance represents Telenav’s outlook only as of the date hereof, and is subject to change as a result of amendments to material contracts and other changes in business conditions. Telenav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Conference Call
The company will host an investor conference call and live webcast at 2:00 p.m. PT (5:00 p.m. ET) today. To access the conference call, dial 888-510-1786 (toll-free, domestic only) or 719-325-2281 (domestic and international toll) and enter passcode 8262171. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com/. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, please dial 888-203-1112 (toll-free domestic only) or 719-457-0820 (international or domestic toll) and enter passcode 8262171.

Segment Reporting
Prior to July 1, 2014, we reported on and operated our business as a single segment: location-based platform services. Commencing July 1, 2014, we began to report our revenue and cost of revenues in three segments: automotive, advertising, and mobile navigation. We have conformed all prior period segment information to the current period presentation for comparative purposes.

Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP gross margin, non-GAAP operating expenses, and adjusted EBITDA included in this press release are different from those otherwise presented under GAAP.

Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain non-cash or other charges and therefore are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

Non-GAAP net income (loss), non-GAAP gross margin, and non-GAAP operating expenses exclude the impact of stock-based compensation expense, capitalized software and developed technology amortization expenses, and other items such as legal settlements, write-off of certain deferred tax assets, and restructuring costs, net of taxes, as applicable to each non-GAAP financial metric. Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Stock-based compensation expense has been and will continue to be a significant recurring non-cash expense for Telenav. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP financial metrics. Capitalized software amortization expense represents internal software costs that are previously capitalized and charged to expense as the software is used in our operations. Developed technology amortization expense relates to the amortization of acquired intangible assets. Legal settlements represent settlements from patent litigation cases in which we are defendants and royalty disputes.  The write-off of deferred tax assets related to a valuation allowance recorded against our deferred tax assets. Restructuring costs represent recognition of the estimated amount of costs associated with restructuring activities. Our non-GAAP tax rate differs from the GAAP tax rate due to the elimination of any tax effect of stock-based compensation expenses, legal settlements, restructuring costs, and other items that are being eliminated to arrive at the non-GAAP net income (loss).

Adjusted EBITDA measures our GAAP net income (loss) excluding the impact of stock-based compensation expense, depreciation, amortization, interest income, other income (expense), provision (benefit) for income taxes, and other items such as legal settlements and restructuring costs. We believe this is a useful measure of profitability before the impact of certain non-cash expenses, interest income, income taxes, and certain other items that management believes affect the comparability of operating results. Adjusted EBITDA, while generally a measure of profitability, can also represent a loss.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to our management.  Forward-looking statements include information concerning the success of Telenav’s reliance on automotive and advertising revenue, the timing of hiring of additional advertising sales personnel, and Telenav’s future return to profitability. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others; Telenav’s ability to develop and implement a custom version of Scout for Cars for a top five global auto manufacturer and to support the manufacturer and its customers; adoption by vehicle purchasers of Scout for Cars; Telenav’s dependence on a limited number of auto manufacturers and original equipment manufacturers (“OEM”) for a substantial portion of its revenue; automotive manufacturers, automotive OEM, and consumer acceptance of Scout; Telenav’s success in achieving additional design wins from OEM and automotive manufacturers and the delivery dates of automobiles including Telenav’s products; Telenav’s ability to grow and scale its advertising through the retention of additional, productive sales personnel, new advertising sales and technology delivery; Telenav incurring losses; competition from other market participants who may provide comparable services to subscribers without charge; Telenav’s short history  in the automotive navigation market and the advertising market; the timing of new product releases and vehicle production by Telenav’s automotive customers; Telenav’s ability to successfully integrate skobbler and to retain its employees; Telenav’s ability to develop and support products including OSM, as well as transition existing navigation products to OSM and any economic benefit anticipated from the use of OSM versus proprietary map products; Telenav’s ability to manage skobbler remotely in countries in which it has not previously done business; Telenav’s ability to issue new releases of its products and services and expand its product portfolio; the introduction of new products by competitors or the entry of new competitors into the markets for Telenav’s services; the potential that we may not be able to realize our deferred tax assets and may have to take a reserve against them and products and economic and political conditions in the US and abroad. We discuss these risks in greater detail in “Risk factors” and elsewhere in our Form 10-K for the fiscal year ended June 30, 2014 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About Telenav, Inc.
Telenav is a leading provider of location-based platform services. These services consist of our map and navigation platform and our advertising delivery platform. Our map and navigation platform allows Telenav to deliver enhanced location-based services to developers, auto manufacturers and end users through various distribution channels, including wireless carriers. We use our map and navigation platform as the basis for delivering enhanced mobile applications such as our industry leading mobile navigation. Our advertising delivery platform delivers highly targeted advertising services leveraging our location expertise.
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Copyright 2014 Telenav, Inc. All Rights Reserved.
“Telenav,” “Scout,” “Thinknear” and the Telenav, Scout and Thinknear logos are registered and unregistered trademarks of Telenav, Inc.  Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

Media Contact:

Evan Berg
evanb@telenav.com

Investor Relations:
Cynthia Hiponia and Alice Kousoum
The Blueshirt Group for Telenav, Inc.
408.990.1265
IR@telenav.com
TNAV-F

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30, 2014	June 30, 2014*
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$20,023	$14,534
Short-term investments	111,562	122,315
Accounts receivable, net of allowances of $225 and $206, at September 30, 2014 and June 30, 2014, respectively	26,940	25,762
Deferred income taxes	116	784
Restricted cash	5,923	5,995
Income taxes receivable	8,558	6,932
Prepaid expenses and other current assets	8,311	9,491
Total current assets	181,433	185,813
Property and equipment, net	8,172	8,814
Deferred income taxes, non-current	640	550
Goodwill and intangible assets, net	39,868	40,733
Other assets	4,041	3,931
Total assets	$234,154	$239,841
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$798	$502
Accrued compensation	7,140	12,874
Accrued royalties	8,681	3,671
Other accrued expenses	12,793	12,343
Deferred revenue	2,320	2,381
Income taxes payable	830	804
Total current liabilities	32,562	32,575
Deferred rent, non-current	6,396	7,129
Other long-term liabilities	7,744	7,732
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 39,921 and 39,462 shares issued and outstanding at September 30, 2014, and June 30, 2014, respectively	40	40
Additional paid-in capital	133,341	129,278
Accumulated other comprehensive income (loss)	(503)	576
Retained earnings	54,574	62,511
Total stockholders’ equity	187,452	192,405
Total liabilities and stockholders’ equity	$234,154	$239,841

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2014

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2014	2013
	(unaudited)	(unaudited)

Revenue:
Product	$18,916	$19,291
Services	16,071	25,005
Total revenue	34,987	44,296
Cost of revenue:
Product	10,178	9,309
Services	5,782	6,740
Total cost of revenue	15,960	16,049
Gross profit	19,027	28,247
Operating expenses:
Research and development	16,998	14,543
Sales and marketing	6,196	7,618
General and administrative	6,213	5,871
Restructuring costs	—	548
Total operating expenses	29,407	28,580
Operating income (loss)	(10,380)	(333)
Interest income	245	328
Other income (expense), net	1,058	(46)
Income (loss) before benefit for income taxes	(9,077)	(51)
Benefit for income taxes	(1,140)	(60)
Net income (loss)	$(7,937)	$9

Net income (loss) per share
Basic	$(0.20)	$—
Diluted	$(0.20)	$—

Weighted average shares used in computing net income (loss) per share
Basic	39,538	38,811
Diluted	39,538	40,215

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months Ended September 30,
	2014	2013
	(unaudited)	(unaudited)
Operating activities
Net income (loss)	$(7,937)	$9
Adjustments to reconcile net income (loss) to net
cash used in operating activities:
Depreciation and amortization	1,477	1,794
Accretion of net premium on short-term investments	543	946
Stock-based compensation expense	3,388	2,483
Write-off of long term investments	—	—
Loss due to impairment	—	—
Loss on disposal of property, plant & equipment	(12)	13
Bad debt expense	—	53
Excess tax benefit from stock-based compensation expense	—	79
Changes in operating assets and liabilities:
Accounts receivable	(1,178)	1,505
Deferred income taxes	578	(782)
Income taxes receivable	(1,626)	—
Restricted cash	72	(5,889)
Prepaid expenses and other current assets	1,179	407
Other assets	53	108
Accounts payable	325	(867)
Accrued compensation	(5,734)	(2,692)
Accrued royalties	5,010	(3,094)
Accrued expenses and other liabilities	(3,349)	4,646
Income taxes payable	26	16
Deferred rent	1,403	(685)
Deferred revenue	1,829	(3,959)
Net cash used in operating activities	(3,953)	(5,909)

Investing activities
Purchases of property and equipment	(163)	(335)
Purchases of short-term investments	(69,300)	(24,596)
Purchases of long-term investments	(200)	(100)
Proceeds from sales and maturities of short-term investments	79,075	24,015
Net cash provided by (used in) investing activities	9,412	(1,016)

Financing activities
Proceeds from exercise of stock options	1,353	364
Tax withholdings related to net share settlements of restricted stock units	(678)	(192)
Repurchase of common stock	—	(3,132)
Excess tax benefit from stock-based compensation	—	(79)
Net cash provided by (used in) financing activities	675	(3,039)

Effect of exchange rate changes in cash and cash equivalents	(645)	51
Net increase (decrease) in cash and cash equivalents	5,489	(9,913)
Cash and cash equivalents, at beginning of period	14,534	25,787
Cash and cash equivalents, at end of period	$20,023	$15,874

Supplemental disclosure of cash flow information
Income taxes paid, net	$47	$224

Telenav, Inc.
Condensed Consolidated Segment Statement
(in thousands, except percentages)

	Three Months Ended September 30,
	2014	2013
	(unaudited)	(unaudited)

Revenue:
Auto	$19,502	$19,890
Ads	3,975	2,080
Mobile Nav	11,510	22,326
Total revenue	34,987	44,296

Cost of revenue:
Auto	10,396	9,309
Ads	2,540	1,253
Mobile Nav	3,024	5,487
Total cost of revenue	15,960	16,049

Gross profit:
Auto	9,106	10,581
Ads	1,435	827
Mobile Nav	8,486	16,839
Total gross profit	19,027	28,247

Gross margin:
Auto	47%	53%
Ads	36%	40%
Mobile Nav	74%	75%
Total gross margin	54%	64%

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts and percentages)

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Income (Loss)

	Three Months Ended September 30,
	2014	2013

GAAP net income (loss)	$(7,937)	$9

Adjustments:
Restructuring costs	—	548
Capitalized software and developed technology amortization expenses	903	900
Stock-based compensation expense:
Cost of revenue	24	36
Research and development	1,500	1,009
Sales and marketing	764	697
General and administrative	1,100	741
Total stock-based compensation expense	3,388	2,483
Tax effect of adding back adjustments	(226)	(757)
Non-GAAP net income (loss)	$(3,872)	$3,183

Non-GAAP net income (loss) per share
Basic	$(0.10)	$0.08
Diluted	$(0.10)	$0.08

Weighted average shares used in computing net income (loss) per share
Basic	39,538	38,811
Diluted	39,538	40,215

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts and percentages)

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

	Three Months Ended September 30,
	2014	2013

GAAP net income (loss)	$(7,937)	$9

Adjustments:
Restructuring costs	—	548
Stock-based compensation expense	3,388	2,483
Depreciation and amortization expenses	1,477	1,794
Interest income	(245)	(328)
Other income (expense), net	(1,058)	46
Benefit for income taxes	(1,140)	(60)
Adjusted EBITDA	$(5,515)	$4,492

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended September 30,
	2014	2013

GAAP operating expenses	$29,407	$28,580

Adjustments:
Restructuring costs	—	(548)
Stock-based compensation expense	(3,364)	(2,447)
Non-GAAP operating expenses	$26,043	$25,585

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except percentages)

Reconciliation of GAAP Gross Margin to Non-GAAP Margin

	Auto		Ads		Mobile Nav		Total
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2014	2013	2014	2013	2014	2013	2014	2013

GAAP gross margin	47%	53%	36%	40%	74%	75%	54%	64%

Adjustments:
Capitalized software and developed technology amortization expenses	1%	—%	11%	21%	2%	3%	3%	2%
Stock-based compensation expense	—%	—%	—%	—%	—%	—%	—%	—%

Non-GAAP gross margin	48%	53%	47%	61%	76%	78%	57%	66%